Exhibit 5.1
[GREENBERG TRAURIG LETTERHEAD]
Greenberg Traurig, LLP
1000 Louisiana St
Houston TX 77002
Main Tel: 713 374 3500
Main Fax: 713 374 3505
April 3, 2009
Ferrellgas Partners, L.P.
Ferrellgas, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas Finance Corp.
7500 College Boulevard, Suite 1000
Overland Park, Kansas 66210
     Re:      Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), Ferrellgas, L.P., a Delaware limited partnership (the “Operating Partnership”), Ferrellgas Partners Finance Corp., a Delaware corporation (“Ferrellgas Partners Finance”), and Ferrellgas Finance Corp., a Delaware corporation (“Ferrellgas Finance”), in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-157760) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Partnership, the Operating Partnership, Ferrellgas Partners Finance and Ferrellgas Finance are referred to herein collectively as, the “Issuers.”
     The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each a “Prospectus Supplement”) of:
•	common units of the Partnership (“Common Units”);

•	senior units of the Partnership (“Senior Units”);

•	deferred participation units of the Partnership (“DPUs”),

•	warrants of the Partnership (“Warrants”); and

•	debt securities of either the Partnership and Ferrellgas Partners Finance or the Operating Partnership and Ferrellgas Finance (“Debt Securities”).

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April 3, 2009
The Common Units, Senior Units, DPUs, Warrants and Debt Securities are collectively referred to herein as the “Securities.”
     Each series of Debt Securities will be issued under one of the indentures, in the forms attached as exhibits to the Registration Statement, as each indenture may be amended or supplemented from time to time (each, an “Indenture”), to be entered into between the applicable Issuers and the applicable trustee. Certain terms of the Securities to be issued from time to time will be approved by the Boards of Directors of Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership and the Operating Partnership (the “General Partner”), Ferrellgas Partners Finance and Ferrellgas Finance, as applicable, as part of the corporate action to be taken in connection with the authorization of the issuance of the applicable Securities (the “Corporate Proceedings”).
     In connection with these opinions, we have examined originals or copies of (i) the Certificate of Limited Partnership and the Fourth Amended and Restated Agreement of Limited Partnership, as amended, of the Partnership, as attached to the Officer’s Certificate (as such term is defined below), (ii) the Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as attached to the Officer’s Certificate, (iii) the Certificates of Incorporation and Bylaws of each of Ferrellgas Partners Finance, Ferrellgas Finance and the General Partner, each as amended to date, as attached to the Officer’s Certificate, (iv) the Registration Statement, (v) the Prospectus, (vi) resolutions of the Boards of Directors of the General Partner, Ferrellgas Partners Finance and Ferrellgas Finance, as attached to the Officer’s Certificate (vii) the forms of Indenture included as exhibits to the Registration Statement, (viii) the Operating Partnership’s registration statement on Form 10/A (No. 0-50182) relating to its limited partner interests and Ferrellgas Finance’s registration statement on Form 10/A (No. 0-50182) relating to its common stock, each as filed with the Commission on May 6, 2003 (collectively, the “Form 10s”), (ix) the Partnership’s registration statement on Form 8-A/A, as filed with the Commission on February 18, 2003, and any amendments or reports filed to update it (the “Form 8-A/A”) and (x) certificates of officers of the General Partner, Ferrellgas Partners Finance and Ferrellgas Finance, including the exhibits thereto, in respect to certain matters (the “Officer’s Certificates”).
     In our examinations and investigations of all of the documents listed in clauses (i) through (x) of the above paragraph (collectively, the “Documents”), we have assumed (i) the genuineness of all signatures on, and the authenticity of, all Documents submitted to us as originals and the conformity to the original of all such Documents submitted to us as copies, (ii) that the Documents have not been, and will not be, on or before the date of these opinions, altered, or amended in any respect material to our opinions as expressed herein, (iii) the truthfulness of all statements of fact set forth in such Documents, (iv) the due authorization, execution and delivery by the parties thereto of all Documents examined by us, (v) the legal capacity of all individuals and (vi) that, to the extent such Documents purport to constitute agreements of parties other

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April 3, 2009
than the Issuers and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.
     For purposes of our opinions, we have also assumed that (i) the Registration Statement and any amendment thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Securities, (ii) each of the Form 10s and Form 8-A/A and any amendments thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Securities by the Partnership, Operating Partnership and/or Ferrellgas Finance, (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iv) with respect to any issuance of Debt Securities, the final form of Indenture or supplement thereto will have been filed with the Commission, (v) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement, and (vi) the Securities will have been executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which any of Issuers or their respective property is subject, (b) any law, rule, or regulation to which any of the Issuers or their respective property is subject, (c) any judicial or administrative order or decree of any governmental authority or any judicial or administrative order or decree of any governmental authority to which any of the Issuers or their respective property is subject, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority to which any of the Issuers or their respective property is subject.
     Based on the foregoing and subject to the limitations, conditions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.	Upon the completion of the Corporate Proceedings relating to the Common Units and when such Common Units are sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Common Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)).

2.	Upon the completion of the Corporate Proceedings relating to the Senior Units and when such Senior Units are sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Senior Units will be duly authorized, validly issued, fully

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April 3, 2009
paid and (on the assumption that the holder of such Senior Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Act).
3.	Upon the completion of the Corporate Proceedings relating to the DPUs and when such DPUs are sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such DPUs will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such DPUs is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Act).

4.	Upon the completion of the Corporate Proceedings relating to the Warrants and when the applicable warrant agreement has been duly authorized and validly executed and delivered by the Partnership and the applicable warrant agent and such Warrants have been duly executed, authenticated, issued and delivered in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Warrants will constitute valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

5.	Upon the completion of the Corporate Proceedings relating to a series of Debt Securities, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series (including the Indenture being qualified under the Trust Indenture Act of 1939, as amended, and the applicable trustee being qualified to act as trustee thereunder), when such Debt Securities of such series are sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Debt Securities will constitute valid and binding obligations of the applicable Issuers enforceable against such Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, and will be entitled to the benefits of the applicable Indenture.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus contained therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts,”

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April 3, 2009
within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
     The foregoing opinions are strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinions are based on and is limited to, as in effect on the date hereof, the law of the Delaware Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws and the relevant Federal law of the United States of America to the extent applicable to the Issuers. We render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction. Additionally, no opinion is expressed herein as to the effect the laws of any other jurisdiction might have upon the subject matter of the opinions expressed herein under any conflict of law principles or otherwise. Moreover, we note that as special counsel to the Issuers, our representation of the Issuers is necessarily limited to such specific and discrete matters referred to us from time to time by representatives of the Issuers. Accordingly, we do not have and you should not infer from our representation of the Issuers in this particular instance that we have any knowledge of the Issuers’ affairs or transactions other than as expressly set forth in this opinion letter.
     It is understood that the foregoing opinions are to be used only in connection with the sale of the Securities while the Registration Statement is in effect and may not be relied upon by you in any other capacity or for any other purpose. Other than as expressly stated above, we express no opinion on any other issue relating to the Issuers or to any investment therein. The foregoing opinions are not guarantees or opinions respecting matters of fact and should not be construed or relied on as such. The foregoing opinions are as of the date hereof, we undertake no responsibility to update such opinions after the date hereof and we assume no responsibility for advising you of any changes with respect to any matters described in such opinions that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.
Sincerely,
/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP